SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No.  )


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   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Unitil Corporation
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[Unitil Logo]


                                                      March 18, 1999


Dear Fellow Shareholder,

The Annual Meeting of Common Shareholders is scheduled to be held on Thursday, April 15, 1999, at 10:30 A.M., at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire.

Enclosed you will find a 1998 annual report, a notice of meeting, a proxy statement and a proxy card to be used in connection with the meeting. This year, shareholders are being asked to vote on the election of three Directors.

We hope that you are able to attend the Annual Meeting. Your vote is important whether you own one share or many. Whether or not you plan to be present, we urge you to sign and promptly return the enclosed proxy card in the envelope provided.

Thank you for your continued interest in the Company.


                                       Sincerely,

                                       /s/ Robert G. Schoenberger
                                       Robert G. Schoenberger
                                       Chairman of the Board of Directors
                                       and Chief Executive Officer


[Unitil Logo]


               NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS


                                       Hampton, New Hampshire
                                       March 18, 1999

To the Common Shareholders:

      You are hereby notified that the annual meeting of common shareholders of Unitil Corporation will be held at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire, on Thursday, April 15, 1999, at 10:30 A.M., for the following purposes:

      1.   To elect three Directors.

      2. To act on such other matters as may properly come before the meeting and any adjournments thereof.

      The enclosed form of proxy has been prepared at the direction of the Board of Directors of Unitil and is sent to you at its request. The persons named in said proxy have been designated by the Board of Directors.

      Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning the proxy card enclosed in the postage-paid envelope, also enclosed. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted.

      The Board of Directors fixed March 1, 1999 as the date for determining holders of record of Common Stock who are thereby entitled to notice of and to vote at this meeting and any adjournments thereof.

                                       By Order of the Board of Directors,


                                       Mark H. Collin
                                       Treasurer & Secretary


[Unitil Logo]

      6 Liberty Lane West
      Hampton, New Hampshire  03842-1720


                                                      March 18, 1999

                               Proxy Statement

            ANNUAL MEETING OF COMMON SHAREHOLDERS, APRIL 15, 1999

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form for use at the 1999 annual meeting of common shareholders of Unitil Corporation ("Unitil" or "the Company"). Each proxy can be revoked at any time before it is voted by written notification to the Secretary of Unitil at the above address prior to the meeting, or in person at the meeting. Every properly signed proxy will be voted unless previously revoked.

      Unitil presently has seven subsidiaries, Concord Electric Company ("CECo"), Exeter & Hampton Electric Company ("E&H"), Fitchburg Gas and Electric Light Company ("FG&E"), Unitil Power Corp. ("Unitil Power"), Unitil Realty Corp. ("Unitil Realty"), Unitil Resources, Inc. ("Unitil Resources") and Unitil Service Corp. ("Unitil Service").

      The annual report of Unitil for the year 1998 is enclosed herewith and includes consolidated financial statements which are not part of this proxy statement.

      The voting securities of Unitil issued and outstanding on March 1, 1999 consisted of 4,660,556 shares of Common Stock, no par value, entitling the holders thereof to one vote per share. Holders of Common Stock of record on such date are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A majority of the outstanding shares of Common Stock constitutes a quorum.

      Except as set forth below, no person owns of record and, to the knowledge of Unitil, no person owns beneficially more than five percent of the Common Stock of Unitil which may be voted at the meeting and any adjournments thereof.

  Name and Address             Shares of Common Stock    Percent of Shares
 of Beneficial Owner             Beneficially Owned         Outstanding
--------------------------------------------------------------------------
Charles H. Tenney II                271,055 (1)                5.99%
  30 Cedar Road
  Chestnut Hill, MA  02167
--------------------------------------------------------------------------
NOTES:

<F1>  Based on information provided by Mr. Tenney. Total shares of Common
      Stock owned by Mr. Tenney include 3,547 shares which are held in trust under the terms of the Unitil Tax Deferred Savings and Investment Plan ("401(k)"). Mr. Tenney has voting power only with respect to the shares credited to his account. (See "Other Compensation Arrangements"). Mr. Tenney is the former Chairman and CEO of the Company. Mr. Tenney is also a Director of the Company who is not standing for re-election in 1999 as a result of the age limitation policy adopted by the Board of Directors in 1998. See also "As to the Election of Directors."

      The fourteen Directors and the officers of Unitil as a group have beneficial ownership as of March 1, 1999 of 373,428 shares (8.01%) of Common Stock, of which they have direct beneficial ownership of 217,249 shares (4.66%), which excludes options to purchase 26,824 shares (0.58%) pursuant to the exercise of those options, and indirect beneficial ownership of 156,179 shares (3.35%). To the knowledge of Unitil, each of said Directors and officers has voting and investment power with respect to the shares directly owned. With regard to certain of the indirect beneficial ownership by said group, see the footnotes to the table contained in the section of this proxy statement entitled "As to the Election of Directors" setting forth certain information about the Directors of Unitil.

      Assuming a quorum is present, the favorable vote of a majority of the shares of Common Stock represented and voting will be required for approval of all matters, including the election of Directors, which may come before the meeting.

                                           As to the Election of Directors
                             ---------------------------------------------

      The By-Laws of Unitil provide for a Board of between nine and fifteen Directors divided into three classes, each class being as nearly equal in number as possible, and each with their respective terms of office arranged so that the term of office of one class expires in each year, at which time a corresponding number of Directors is elected for a term of three years. Unitil currently has fourteen Directors.

      In 1998, the Board of Directors adopted a stock ownership policy of the Board that no person be nominated as a candidate for Director for election to a second term as part of the slate of Directors proposed by the Company unless he or she is a beneficial owner, either directly or indirectly, of at least 1,000 shares of Unitil Common Stock. Also in 1998, the Board of Directors approved an age limitation policy of the Board, effective as of January 1999, that no person be nominated as a candidate for Director for reelection as part of the slate of Directors proposed for election by the Company after he or she has reached age 70. Douglas K. Macdonald, Charles H. Tenney II and William W. Treat will not stand for re-election this year as a result of this policy.

                                  Information about Nominees for Directors
                             ---------------------------------------------

      Each nominee has been a member of the Board of Directors since the date indicated. Proxies will be voted for the persons whose names are set forth below unless instructed otherwise. If any nominee shall be unable to serve, the proxies will be voted for such person as may be designated by management to replace such nominee. Each of the nominees has consented to being named in this proxy statement and to serve if elected. Unless otherwise indicated, all shares shown represent sole voting and investment power.

Nominees for Directors whose terms will expire in the year 2002

--------------------------------------------------------------------------
                                                       Common Stock Owned
                                                        Beneficially on
                                           Director     March 1, 1999(1)
                                            Since            Shares
--------------------------------------------------------------------------

Albert H. Elfner, III, Age 54               1999(2)           1,000
  Chairman (since 1994) and Chief
  Executive Officer (since 1995) of
  Evergreen Investment Management
  Company, Boston, MA.  Mr. Elfner
  is also Chairman and a Director of
  Keystone Trust Company, Portsmouth, NH,
  since 1995, a Director of Polaris
  International Investment Trust Company,
  Taipei, Taiwan, ROC, and a Director of
  Investment Mutual Insurance Company,
  Washington, DC, since 1998.

Ross B. George, Age 66                      1999(2)               0
  Director (since 1988) and Chief
  Executive Officer of Simonds
  Industries, Inc., Fitchburg, MA,
  since 1995.  From 1998 until 1995,
  President and Chief Operating Officer,
  also at Simonds Inductries, Inc.
  (industrial cutting tools manufacturing
  company)

M. Brian O'Shaughnessy, Age 56              1998(2)             300
  Chairman of the Board, Chief
  Executive Officer and President
  of Revere Copper Products, Inc.,
  Rome, NY, since 1988.

                                               Information About Directors
                                            Whose Terms of Office Continue
                                  ----------------------------------------

                                                        Common Stock Owned
                                                         Beneficially on
                                    Director   Term to   March 1, 1999(1)
                                     Since     Expire          Shares
--------------------------------------------------------------------------

Michael J. Dalton, Age 58             1984      2001      42,112(3)(4)(5)
  President and Chief Operating
  Officer of Unitil.  Mr.
  Dalton is also a Director
  (since 1996) and Secretary
  (since 1997) of the University
  of New Hampshire Foundation,
  and Chairman of the University
  of New Hampshire President's
  Council since 1995.

                                               Information About Directors
                                 Whose Terms of Office Continue, continued
                                 -----------------------------------------

                                                        Common Stock Owned
                                                         Beneficially on
                                    Director   Term to   March 1, 1999(1)
                                     Since     Expire          Shares
--------------------------------------------------------------------------

Bruce W. Keough, Age 42               1998      2001       2,200
  Real estate developer and
  private equity investor since
  1991.  Mr. Keough is a former
  New Hampshire State Senator
  (1994-1996); Trustee of the
  University System of New
  Hampshire since 1997 and a
  member of the Board of
  Governors of New Hampshire
  Public Television since 1997.

J. Parker Rice, Jr., Age 73           1992      2001       1,652
  Director, former President
  and Treasurer of Hyland/Rice
  Office Products, Inc.,
  Fitchburg, MA (office products
  dealer).

Robert G. Schoenberger, Age 48        1997      2000      27,824(6)
  Chairman of the Board and
  Chief Executive Officer of
  Unitil since 1997.  Prior to
  his employment with Unitil,
  Mr. Schoenberger was President
  and Chief Operating Officer at
  New York Power Authority
  (NYPA) from 1993 until 1997.
  Prior to 1993, Executive Vice
  President--Finance and
  Administration, also a NYPA
  (state owned public power
  enterprise).  Mr. Schoenberger
  is also a Director of the
  Seacoast (NH) United Way since
  1998, and a Director of Exeter
  Health Resources, Exeter, NH,
  since 1998.

Charles H. Tenney III, Age 51         1992      2000       2,730
  Corporate Secretary of
  Northern Utilities, Inc.,
  Portsmouth, NH (natural gas
  distributor) and Corporate
  Secretary of Granite State Gas
  Transmission, Inc.,
  Portsmouth, NH, since 1997.
  Mr. Tenney is also the former
  Clerk (1991--1999) of Bay
  State Gas Company, a subsidiary
  of NIPSCO Industries, Inc.,
  Merrillville, IN (utility
  holding company).

W. William VanderWolk, Jr., Age 75    1984      2000      17,563
  Owner of Horizon Management,
  Manchester, NH (property and
  restaurant management).

Joan D. Wheeler, Age 61               1994      2001       1,200
  Owner of the Russian Gallery,
  Marblehead, MA (art gallery).
  Ms. Wheeler is a former Director
  of Shaw's Supermarkets, Inc.
  (1979--1987) and of Granite Bank
  (1984--1989), Keene, NH, and a
  former Trustee of Franklin Pierce
  College.

                                               Information About Directors
                                 Whose Terms of Office Continue, continued
                             ---------------------------------------------

                                                        Common Stock Owned
                                                         Beneficially on
                                    Director   Term to   March 1, 1999(1)
                                     Since     Expire          Shares
--------------------------------------------------------------------------

Franklin Wyman, Jr., Age 77           1992      2000       5,200
  Chairman of the Board and
  Treasurer of Wright Wyman,
  Inc., Boston, MA (corporate
  financial consultants).
  Mr. Wyman is also a Trustee
  of Brookline Bank Corp, MHC,
  Brookline, MA and a Director
  and Vice President of
  Brookline Savings Bank,
  Brookline, MA.

--------------------------------------------------------------------------
NOTES:

      Except as otherwise noted, each of the persons named above has held his present position (or another executive position with the same employer) for more than the past five (5) years.

<F1>  Based on information furnished to Unitil by the nominees and continuing Directors. No Director standing for election, no Director whose term is continuing and no officer owns more than one percent of the total outstanding shares.
<F2>  Director nominees elected to the Board by the Board of Directors upon recommendation by the Executive Committee between June, 1998, and January, 1999. Director nominees have not previously been elected by the shareholders of the Company.
<F3>  Included are 4,208 shares which are held in trust for Mr. Dalton under the terms of the Unitil Tax Deferred Savings and Investment Plan ("401(k)"). Mr. Dalton has voting power only with respect to the shares credited to his account. For further information regarding 401(k), see "Other Compensation Arrangements - Tax-Qualified Savings and Investment Plan" below.
<F4>  Included are 100 shares held by Mr. Dalton jointly with his wife with whom he shares voting and investment power.
<F5>  Included are 9,501 shares held by a member of Mr. Dalton's family.
      He has no voting rights or investment power with respect to, and no beneficial interest in, such shares.
<F6>  Included are 26,824 shares which Mr. Schoenberger has the right to purchase pursuant to the exercise of options under the Key Employee Stock Option Plan ("KESOP" or "Option Plan"). (See "Other Compensation Arrangements").

      The Board of Directors met six times in 1998. During 1998, Directors attended an average of 97% of all meetings of the Board of Directors held and of all meetings held by all Committees of the Board on which they served, if any.

      Section 17(a) of the Public Utility Holding Company Act of 1935 and
Section 16(a) of the Securities Exchange Act of 1934 require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership and changes in share ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of all Section 17(a) and Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that such forms were not required for those persons, the Company believes that all filing requirements applicable to its officers and directors during 1998 and through March 1, 1999 were met.

                                                 Compensation of Directors
                             ---------------------------------------------

      In 1998, members of the Board of Directors who are not officers of Unitil or any of its subsidiaries received an annual retainer fee of $7,000 in cash and $5,500 in Unitil Common Stock, and $500 for each Board meeting attended. Members of the Executive Committee, who are not officers of Unitil or any of its subsidiaries, received an annual retainer fee of $3,000 and $400 for each meeting attended. The Chairman of the Executive Committee received an annual retainer fee of $15,000. Members of the Audit Committee and Compensation Committee received an annual retainer fee of $1,000 and $400 for each meeting attended. The Chairman of the Audit Committee and the Chairman of the Compensation Committee received an annual retainer fee of $2,000, respectively. Those Directors of Unitil who also serve as Directors of CECo, E&H or FG&E and who are not officers of Unitil or any of its subsidiaries received a meeting fee of $100 per subsidiary meeting attended and no annual retainer fee from CECo, E&H or FG&E. All Directors are entitled to reimbursement of expenses incurred in connection with attendance at meetings of the Board of Directors and any Committee on which they serve.

                                      Committees of the Board of Directors
                             ---------------------------------------------

                             Executive Committee
                   ----------------------------------------

      The Executive Committee of the Board of Directors held ten meetings in 1998. Its members are Robert G. Schoenberger, William W. Treat (Chairman), W. William VanderWolk, Jr., Joan D. Wheeler and Franklin Wyman, Jr. This Committee's responsibility is to review and oversee corporate policies related to the Company's long-range strategic business, financial and operating plans. In addition, the Executive Committee also acts as a nominating committee. In its function as a nominating committee, the committee coordinates suggestions or searches for potential nominees for Board members; reviews and evaluates qualifications of potential Board members; and recommends to the Board of Directors nominees for vacancies occurring from time to time on the Board of Directors. The Committee will consider nominees recommended by shareholders upon timely submission of the names of such nominees with qualifications and biographical information forwarded to the Executive Committee of the Board of Directors. In January 1998, the Board of Directors approved the expansion of the duties of the Executive Committee to include the review and recommendation of corporate governance standards and the annual review of Board member performance.

                               Audit Committee
                   ----------------------------------------

      The Audit Committee of the Board of Directors, which held two meetings in 1998, consists of W. William VanderWolk, Jr. (Chairman), J. Parker Rice, Jr. and Charles H. Tenney III. The duties of this Committee encompass making recommendations on the selection of Unitil's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by Unitil; assessing the adequacy of Unitil's interim and annual financial statements; reviewing the internal audit controls of Unitil and its subsidiaries; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of Unitil and its subsidiaries; and reporting to the full Unitil Board from time to time. In addition, beginning in 1998, the Audit Committee also has the responsibility of monitoring the Company's progress regarding the Year 2000 date recognition problem. At the Committee's meetings, it receives reports from management regarding the Company's Year 2000 remediation and testing efforts. Additionally, the Committee, at its discretion, meets independently with the Company's external auditors and/or the Company's internal auditor.

                           Compensation Committee
                   ----------------------------------------

      The Compensation Committee of the Board of Directors, which held four meetings in 1998, consists of Franklin Wyman, Jr. (Chairman), Bruce W. Keough and Joan D. Wheeler. The duties of this Committee include studying and making recommendations to the Board of Directors of Unitil and the appropriate Board of each of its subsidiaries with respect to salaries and other benefits to be paid to the officers of Unitil and such subsidiaries. In March 1998, the Board of Directors approved the expansion of the Compensation Committee's duties to include the annual review of management succession planning and the duties of the KESOP Committee.

                                      Report of the Compensation Committee
                             ---------------------------------------------

      Upon the recommendation of the Compensation Committee, the Board of Directors votes to approve the compensation of the Chief Executive Officer. The Committee reports all of its decisions to the Board. The Board unanimously has accepted each of the recommendations described below made in 1998 and to date in 1999. The Committee also votes the compensation of all other Company executive officers listed in the Summary Compensation Table, as well as other senior employees. The Board has ratified the compensation decision for these executive officers.

      The overall objective of the Company's Board of Directors, and specifically this Compensation Committee, in setting compensation for Unitil's executive officers is to attract, retain and reward managers who are committed to solid financial performance and foster excellence in the management of the assets of the Company and who can successfully lead the Company as the industry undergoes unprecedented change and restructuring. To help meet these objectives, the Committee believes it is important for the Company to provide compensation to its executive officers which varies directly with the performance of the Company and to make payment of annual compensation with both cash and Company stock.

      The Company pays both "base" and "variable" compensation to its officers. The base component of compensation is determined under Unitil's salary policy which is reviewed from time to time by outside consultants as to its competitiveness. Variable compensation is based on factors that measure the success of the Company for any given year and is governed by Unitil's Management Performance Compensation Plan ("MPCP"). The factors under the MPCP relate to the earnings of the Company and the rate of return achieved on shareholder-provided equity as well as cost control and the competitiveness of the rates charged to Unitil's utility customers. In addition, to further bolster ownership in the Company by the executive officers and consistently align the interest of the Company's management with shareholders and customers, the Company, in 1989, instituted a Key Employee Stock Option Plan ("KESOP" or "Option Plan") with the approval of the Company's shareholders. This plan was tailored to emphasize dividend and stock value growth as a prerequisite to the maximization of value to the participants.

      The compensation of the Chief Executive Officer ("CEO"), is governed by these same plans and objectives. As Chairman of the Board and CEO, Mr. Schoenberger was paid an annual base salary of $245,000 in 1998. This amount, which was included in the terms of Mr. Schoenberger's employment agreement, was determined in accordance with Unitil's salary policy and also a 1996 review and recommendation of an outside salary consultant who analyzed competitive pay levels in similar companies in the New England Region. Mr. Schoenberger did not participate in the Company's MPCP program in 1998 because he had just joined the Company in November, 1997. Mr. Schoenberger's employment agreement with the Company is further detailed on page 13.

      The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. During 1998, the Company engaged a nationally known compensation consulting firm to review the competitiveness of the total compensation package for the CEO and other executive positions. As a result of this review, the Company adopted a new salary policy, new base salary ranges, a new Management Incentive Plan (see "Other Compensation Arrangements") and a new non-qualified Stock Option Plan (see "Other Compensation Arrangements"). These new policies and plans were adopted to bring the Company's compensation practices into line with current market conditions for competitive pay levels of utility executives, and to better support the achievement of the Company's mission and strategies.
      The new Management Incentive Plan replaces the Management Performance Compensation Plan (described above). The new plan provides a cash incentive opportunity if the Company meets certain targets for earnings per share and a high performing work force. The bonus opportunities are set by level of the executive position according to other companies in the utility industry.

      The new 1998 Stock Option Plan replaces the 1989 Key Employee Stock Option Plan (described above). The new plan will provide grants of options to buy common shares of Company Stock. The Plan anticipates the granting of options over the next five years, and each grant will vest over a three year period. Each option grant is priced at the market price on the date of the grant. This new plan emphasizes long-term growth of the price of the Company's common stock.

                                            Compensation Committee Members
                             ---------------------------------------------
                                            Franklin Wyman, Jr., Chairman,
                                      Bruce W. Keough, and Joan D. Wheeler

                                   Stock Performance Graph and Information
                             ---------------------------------------------

Comparative Five-Year Cumulative Total Returns
--------------------------------------------------------------------------

                  1993      1994      1995      1996      1997       1998
                  -------------------------------------------------------

Unitil           100.00     89.16    123.40    125.62    163.18    $180.48
Peer Group       100.00     90.33    113.71     94.98    121.27    $145.87
S&P              100.00    100.60    137.82    168.28    222.47    $281.80

The graph to the left assumes $100 invested on December 31, 1993, in each category and the reinvestment of all dividends during the period. The Peer Group is comprised of the eleven investor-owned New England electric utilities.
--------------------------------------------------------------------------

                                                  Compensation of Officers
                             ---------------------------------------------

The tabulation below shows the compensation Unitil, or any of its subsidiaries, has paid to its Chief Executive Officer and its most highly compensated officers whose total annual salary and bonus were in excess of $100,000 during the year 1998.

                         SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------

                                                                                Long Term Compensation
                                                                       -----------------------------------
                                            Annual Compensation               Awards               Payout
                                     ------------------------------    -----------------------   ---------
                                                              Other
Name and                                                      Annual   Restricted                All Other
Principal                              Salary        Bonus     Comp.     Stock                      LTIP        Comp.
Position(1)                 Year         ($)         ($)(2)     ($)     Awards($)   Options(3)     Payout        ($)
------------------------------------------------------------------------------------------------------------------------
    (a)                     (b)          (c)          (d)       (e)       (f)          (g)           (h)         (i)
------------------------------------------------------------------------------------------------------------------------

Robert G. Schoenberger(3)   1998     $245,003             --     --       --             --          --       $88,160(6)
Chairman of the Board &     1997       65,833(4)          --     --       --         25,000(5)       --
Chief Executive Officer       --           --             --     --       --             --          --

Michael J. Dalton           1998     $190,005        $67,959     --       --             --          --       $14,224(7)
President & Chief           1997      174,000         63,834     --       --             --          --
Operating Officer           1996      169,200         61,959     --       --             --          --

Anthony J. Baratta, Jr.(8)  1998     $107,501(9)          --     --       --             --          --       $32,955(10)
Senior Vice President &       --           --             --     --       --             --          --
Chief Financial Officer       --           --             --     --       --             --          --

James G. Daly               1998     $142,092        $39,314     --       --             --          --       $ 6,516(11)
Senior Vice President,      1997      125,625         33,568     --       --             --          --
Unitil Service              1996       95,625         32,580     --       --             --          --

George R. Gantz             1998     $120,399        $39,314     --       --             --          --       $ 6,070(12)
Senior Vice President,      1997      104,475         33,568     --       --             --          --
Unitil Service              1996       95,625         32,580     --       --             --          --

NOTES:

<F1>  Officers of the Company also hold various positions with subsidiary companies. Compensation for those positions is included in the above table.
<F2>  Bonus amounts are comprised of Management Performance Compensation
      Program (MPCP) cash and stock awards. In 1998, Unitil maintained a management performance compensation program ("MPCP") for certain management employees, including Executive Officers. The MPCP provides for awards to be calculated annually and paid in a combination of cash and Unitil Common Stock. Awards are based on several factors designed to reflect the Company's performance and the attainment of individual performance goals. In December, 1998, the MPCP was replaced by the Unitil Management Incentive Plan (see "Other Compensation Arrangements").
<F3>  Robert G. Schoenberger was elected Chairman of the Board and Chief
      Executive Officer in October 1997. Mr. Schoenberger was not employed by the Company or any of its subsidiary companies prior to October 1997.
<F4>  Base salary paid to Mr. Schoenberger for 1997 includes salary for the months of November and December, and a $25,000 payment received on his first day of employment with the Company. Mr. Schoenberger's annual base salary in 1997 was $245,000.
<F5>  Options were granted to Mr. Schoenberger on November 3, 1997 under the Key Employee Stock Option Plan (see "Other Compensation Arrangements" and subsequent notes).
<F6>  All Other Compensation for Mr. Schoenberger for the year 1998 includes 401(K) company contribution, the Supplemental Life Insurance payment, Group Term Life Insurance payment, and taxable relocation payment valued at $4,800, $2,651, $1,534 and $79,175, respectively.
<F7>  All Other Compensation for Mr. Dalton for the year 1998 includes,
      401(K) company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $5,700, $5,644 and $2,880, respectively.
<F8>  Anthony J. Baratta, Jr. began his employment with the Company as
      Senior Vice President and Chief Financial Officer in April, 1998.
      Mr. Baratta was not employed by the Company or any of its subsidiary companies prior to April, 1998.
<F9>  Base salary paid to Mr. Baratta for 1998 includes salary for the months of April through December. Mr. Baratta's annual salary in 1998 was $150,000.
<F10> All Other Compensation for Mr. Baratta for the year 1998 includes,
      401(K) company contribution, Group Term Life Insurance payment, and taxable relocation payment valued at $1,125, $750 and $31,080, respectively.
<F11> All Other Compensation for Mr. Daly for the year 1998 includes 401(K)
      company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $5,085, $957 and $475, respectively.
<F12> All Other Compensation for Mr. Gantz for the year 1998 includes
      401(K) company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $4,434, $1,012 and $654, respectively.

                                           Other Compensation Arrangements
                             ---------------------------------------------

      The table below provides information with respect to options to purchase shares of the Company's Common Stock exercised in fiscal 1998 and the value of unexercised options granted in prior years under the Key Employee Stock Option Plan ("Option Plan") to the named executive officers in the Summary Compensation Table and held by them as of December 31, 1998. The Company has no compensation plan under which Stock Appreciation Rights
(SARs) are granted.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (FY)
                        AND FY-END OPTION VALUES (1)
--------------------------------------------------------------------------

                                                        Number of Unexercised             Value of Unexercised
                             Shares                           Options at                  In-the-Money Options
                            Acquired                         FY-End (#)(2)                    at FY-End ($)
                               On        Value         --------------------------      -------------------------
                            Exercise    Realized             Exercisable/                     Exercisable/
         Name                  (#)         ($)               Unexercisable                    Unexercisable
----------------------------------------------------------------------------------------------------------------
         (a)                   (b)         (c)                    (d)                              (e)
----------------------------------------------------------------------------------------------------------------
Robert G. Schoenberger            --           --      exercisable      25,000(3)      exercisable      $206,938
Chairman of the Board &                                unexercisable         0         unexercisable    $      0
Chief Executive Officer

Michael J. Dalton             12,000     $243,480      exercisable      12,000(4)      exercisable      $218,010
President &                                            unexercisable         0         unexercisable    $      0
Chief Operating Officer

Anthony J. Baratta, Jr.           --           --      exercisable           0         exercisable      $      0
Senior Vice President &                                unexercisable         0         unexercisable    $      0
Chief Financial Officer

James G. Daly                  5,032     $ 70,951      exercisable           0         exercisable      $      0
Senior Vice President,                                 unexercisable         0         unexercisable    $      0
Unitil Service

George R. Gantz                   --           --      exercisable       5,078(5)      exercisable      $ 80,981
Senior Vice President                                  unexercisable         0         unexercisable    $      0
Unitil Service

NOTES:

<F1>  The Option Plan authorizes the Compensation Committee to provide in the award agreements that the participant's right to exercise the options provided for therein will be accelerated upon the occurrence of a "Change in Control" of Unitil. The term "Change in Control" is defined in substantially the same manner as in the Severance Agreements as defined on pages 12 and 13. All of the award agreements entered into with participants in the Option Plan to date contain such a "Change in Control" provision. Each award agreement also provides that, upon the exercise of an option on or after a Change in Control, Unitil shall pay to the optionee, within five business days, a lump sum cash amount equal to the economic benefit of the optionee's outstanding options and associated dividend equivalents that the optionee would have received had the option remained unexercised until the day preceding the expiration of the grant. Upon the exercise of any option by an employee and upon payment of the option price for shares of Unitil Common Stock as to which the option was granted (the "Primary Shares"), Unitil will cause to be delivered to such employee (i) the Primary Shares and
      (ii) the number of shares of Unitil Common Stock (the "Dividend Equivalent Shares") equal to the dollar amount of dividends which would have been paid on the Primary Shares (and previously accrued Dividend Equivalent Shares) had they been outstanding, divided by the fair market value of Unitil Common Stock determined as of the record date for each dividend. All options, with the exception of Mr. Schoenberger's options (see Note 3), associated with the Option Plan have been exercised as of March 7, 1999.
<F2>  Amounts listed in column (d) in the table above do not include non-
      preferential dividend equivalents associated with options outstanding.
<F3>  In accordance with the terms of Mr. Schoenberger's employment agreement, on November 3, 1997, he received 25,000 options to purchase shares of Company stock under the Option Plan. The options granted to Mr. Schoenberger became exercisable on November 3, 1998. In 1998, the Compensation Committee extended the expiration date for Mr. Schoenberger's options until November 3, 2007 (ten years from the date of the grant), because the Option Plan originally provided ten years between the grant and expiration of options.
<F4>  Mr. Dalton exercised his remaining 12,000 stock options in February,
      1999.
<F5>  Mr. Gantz exercised his 5,078 stock options in February, 1999.

      In December, 1998, the Unitil Board of Directors adopted the Unitil Corporation 1998 Stock Option Plan. The Company intends to grant stock options each year through March 1, 2004 under the plan to certain employees and directors, for the purchase of up to 350,000 shares of Unitil Common Stock. Each option grant will vest over a three year period and each grant will expire ten years after the date of grant.

      The purpose of the plan is to provide an incentive to key employees and directors of Unitil and its affiliates who are in a position to contribute materially to the long-term success of Unitil and/or its affiliates, to increase their interest in the welfare of Unitil and its affiliates, and to attract and retain employees and directors of outstanding ability. The Compensation Committee will administer the plan. The Committee will have authority to interpret the plan and to designate recipients of the stock options.

      Stock options granted under the plan will entitle the holders of those options to purchase up to the number of shares of common stock specified in the grant at a price established by the Committee. All grants will be issued at 100% of market value. Under the plan, stock options for shares constituting not more than five percent of the common stock may be issued in any one year.

      The Company adopted a new Management Incentive Plan and a new Employee Incentive Plan in December, 1998, to provide cash incentive payments which are tied directly to achievement of the Company's strategic goals for earnings per share and a high performance work force. Annual goals are established each year by the Board of Directors and payment of awards will be made in February of the year following achievement of the goals. Target incentive payments have been established which vary based upon the grade level of each position. Actual awards can be less than or greater than the target payout depending upon actual results achieved.

      Unitil maintains a tax-qualified defined benefit pension plan and related trust agreement (the "Retirement Plan"), which provides retirement annuities for eligible employees of Unitil and its subsidiaries. Since the Retirement Plan is a defined benefit plan, no amounts were contributed or accrued specifically for the benefit of any officer of Unitil under the Retirement Plan. Directors of Unitil who are not and have not been officers of Unitil or any of its subsidiaries are not eligible to participate in the Retirement Plan.

      The table below sets forth the estimated annual benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years of service classifications, assuming continued active service until retirement. The average annual earnings used to compute the annual benefits are subject to a $160,000 limit.

                             PENSION PLAN TABLE
--------------------------------------------------------------------------

                                              ANNUAL PENSION
                             -------------------------------------------------
Average Annual Earnings       10 Years     20 Years     30 Years     40 Years
Used for Computing Pension   of Service   of Service   of Service   of Service
------------------------------------------------------------------------------
        $100,000               20,000       40,000       50,000       55,000
         125,000               25,000       50,000       62,500       68,750
         150,000               30,000       60,000       75,000       82,500
         160,000               32,000       64,000       80,000       88,000

      The present formula for determining annual benefits under the Retirement Plan's life annuity option is (i) 2% of average annual salary (average annual salary during the five consecutive years out of the last twenty years of employment that give the highest average salary) for each of the first twenty years of benefit service, plus (ii) 1% of average annual salary for each of the next ten years of benefit service and (iii) 1/2% of average annual salary for each year of benefit service in excess of thirty, minus (iv) 50% of age 65 annual Social Security benefit (as defined in the Retirement Plan), and (v) any benefit under another Unitil retirement plan of a former employer for which credit for service is given under the Retirement Plan. A participant is eligible for early retirement at an actuarially reduced pension upon the attainment of age 55 with at least 15 years of service with Unitil or one of its subsidiaries. A participant is 100% vested in his benefit under the Retirement Plan after 5 years of service with Unitil or one of its subsidiaries. As of January 1, 1999, Messrs. Schoenberger, Dalton, Baratta, Daly and Gantz had 1, 31, .75, 10 and 15 credited years of service, respectively, under the Retirement Plan.

      Unitil also maintains a Supplemental Executive Retirement Plan ("SERP"), a non-qualified defined benefit plan. SERP provides for supplemental retirement benefits to executives selected by the Board of Directors. At the present time, Messrs. Schoenberger and Dalton are eligible for SERP benefits upon attaining normal or early retirement eligibility. Annual benefits are based on a participant's final average earnings less the participant's benefits payable under the Retirement Plan, less other retirement income payable to such participant by Unitil or any previous employer and less income that a participant receives as a primary Social Security benefit. Early retirement benefits are available to a participant, with the Unitil Board's approval, if the participant has attained age 55 and completed 15 years of service. Should a participant elect to begin receiving early retirement benefits under SERP prior to attaining age 60, the benefits are reduced by 5% for each year that commencement of benefits precedes attainment of age 60. If a participant terminates employment for any reason prior to retirement, the participant will not be entitled to any benefits. Under the SERP, Messrs. Schoenberger and Dalton would be entitled to receive an annual benefit of $48,957 and $42,490, respectively, assuming normal retirement at age 65 and that their projected final average earnings are equal to the average of their respective three consecutive years of highest compensation prior to retirement.

      Unitil and certain subsidiaries maintain severance agreements (the "Severance Agreements") with certain management employees, including Executive Officers. The Severance Agreements are intended to help assure continuity in the management and operation of Unitil and its subsidiaries in the event of a proposed "Change in Control". Each Severance Agreement only becomes effective upon the occurrence of a Change in Control of Unitil as defined in the Severance Agreements. If an employee's stipulated compensation and benefits, position, responsibilities and other conditions of employment are reduced during the thirty-six month period following a Change in Control, the employee is entitled to a severance benefit.

      The severance benefit is a lump sum cash amount equal to (i) the present value of three years' base salary and bonus; (ii) the present value of the additional amount the employee would have received under the Retirement Plan if the employee had continued to be employed for such thirty-six month period; (iii) the present value of contributions that would have been made by Unitil or its subsidiaries under the 401(k) if the employee had been employed for such thirty-six month period; and (iv) the economic benefit on any outstanding Unitil stock options and associated dividend equivalents, assuming such options remained unexercised until the day preceding the expiration of the grant, including the spread on any stock options that would have been granted under the Option Plan if the employee had been employed for such thirty-six month period. Each Severance Agreement also provides for the continuation of all employee benefits for a period of thirty-six months, commencing with the month in which the termination occurred. In addition, pursuant to each Severance Agreement, Unitil is required to make an additional payment to the employee sufficient on an after-tax basis to satisfy any additional individual tax liability incurred under Section 280G of the Internal Revenue Code of 1986, as amended, in respect to such payments.

      The Company entered into an employment agreement with Mr. Schoenberger on November 1, 1997. The term of the agreement is for three years and the expiration date is October 31, 2000. Under the terms of the employment agreement, Mr. Schoenberger will receive an annual base salary of $245,000 which is subject to annual review by the Board for discretionary periodic increases in accordance with the Company's compensation policies. Mr. Schoenberger is entitled to participate in the Company's SERP, Executive Supplemental Life Insurance Program, Management Performance Compensation Program and all other employee benefit plans made available by the Company. On November 3, 1997, Mr. Schoenberger also received 25,000 options to purchase shares of Company stock under the Company's Key Employee Stock Option Plan. Mr. Schoenberger shall be reimbursed for all reasonable interim living and reasonable travel expenses. In addition, in 1998, Mr. Schoenberger was reimbursed for all direct moving expenses and received $50,000 when he relocated to the area, as was stipulated in the terms of his employment agreement. The agreement also provides that the Company and Mr. Schoenberger will enter into a Severance Agreement, more fully described above. Mr. Schoenberger and the Company entered into said Severance Agreement in February, 1998. The Company, by action of the Board, may terminate Mr. Schoenberger's employment for any reason. If Mr. Schoenberger's employment is terminated by the Company during the term of the agreement for any reason other than Cause, death or disability, the Company shall pay Mr. Schoenberger's base pay at the rate in effect on the date of employment termination and benefits until the end of the term of the agreement, or if employment termination is after November 1, 1999, for one year.

                            As to Other Matters to Come Before the Meeting
                            ----------------------------------------------

      The Board of Directors does not intend to bring before the meeting any matters other than the one referred to above and knows of no other matters which may properly come before the meeting. If any other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

      The Board of Directors has selected and employed the firm of Grant Thornton as Unitil's independent certified public accountants to audit Unitil's financial statements for the fiscal year 1998.
A representative of the firm will be present at the meeting and will be available to respond to appropriate questions. It is not anticipated that such representative will make a prepared statement at the meeting; however, he will be free to do so if he so chooses.

      Any proposal submitted by a shareholder of Unitil for inclusion in the proxy material for the 2000 annual meeting of shareholders must be received by Unitil at its Corporate Headquarters not later than December 22, 1999.

                               Solicitation, Revocation and Use of Proxies
                             ---------------------------------------------

      Shares of Unitil Common Stock represented by properly executed proxies received by Unitil prior to or at the meeting will be voted at the meeting in accordance with the instructions specified on the proxies. If no instructions are specified on such proxies, shares will be voted FOR the election of the nominees for Directors. Abstentions and non-votes will have the same effect as negative votes.

      Any Unitil shareholder who executes and returns a proxy has the power to revoke such proxy at any time before it is voted by filing with the Secretary of Unitil, at the address of Unitil set forth above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

      Unitil will bear the costs of solicitation by the Board of Directors of proxies from Unitil shareholders. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of Unitil by personal interview, telephone, telegram or otherwise. Such Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Unitil may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection therewith.


                                       By Order of the Board of Directors,

                                       Mark H. Collin
                                       Treasurer & Secretary

--------------------------------------------------------------------------
Unitil will furnish without charge to any shareholder entitled to vote and to any beneficial owner of shares entitled to be voted at the annual meeting of common shareholders, to be held April 15, 1999, a copy of its annual report on Form 10-K, including financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year 1998, upon written request to Mark H. Collin, Treasurer, Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720.
--------------------------------------------------------------------------

                                                                 437-PS-99


                                    PROXY

                             UNITIL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, revoking all previous proxies, hereby appoints ANTHONY J. BARATTA, JR., MARK H. COLLIN, MICHAEL J. DALTON and ROBERT G. SCHOENBERGER, and each of them, proxies will full power of substitution to each, to vote for the undersigned at the Annual Meeting of Common Shareholders of Unitil Corporation (the "Company") to be held at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire on Thursday, April 15, 1999, at 10:30 A.M., and at any and all adjournments thereof, with all powers the undersigned would possess if personally present and voting and particularly with respect to the matters set forth on the reverse side hereof.

      PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE HEREOF AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------                                                -------------
|SEE REVERSE|                                                |SEE REVERSE|
-------------                                                -------------

[Unitil Logo]
   your energy choice
   c/o Equiserve
   P.O. Box 8040
   Boston, MA 02266-8040

                 THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Regardless of whether or not you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

                Directions to Unitil's Corporate Headquarters

                             6 Liberty Lane West
                           Hampton, New Hampshire

From Route 95
-------------
Take New Hampshire Exit 2. Immediately after the toll booth (50 cents) bear left onto Rte. 101 East. Cross back over Rte. 95, then take the first right, follow signs for Liberty Lane/Rte 27. Take the first left to the Liberty Lane entrance. Stay right on the access road until it crosses under Rte. 95, then turn left at the Liberty Lane West sign. Continue straight, 1/2 mile to Unitil on the right.

From Route 101 East
-------------------
Cross over Rte. 95, then take the first right, follow signs for Liberty Lane/Rte 27. Take the first left to the Liberty Lane entrance. Stay right on the access road until it crosses under Rte. 95, then turn left at the Liberty Lane West sign. Continue straight, 1/2 mile to Unitil on the right.

      Please call 800/999-6501 if you would like additional information.

                                 DETACH HERE
--------------------------------------------------------------------------
[x] Please mark
    vote as in
    this example.

This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted in favor of the election of the three Directors listed in Item 1.

The Board of Directors recommends a vote "FOR" each of the nominees listed below.

1.  To elect three Directors:
Nominees: Albert H. Elfner, III, Ross B. George, M. Brian O'Shaughnessy

     FOR   [ ]         [ ]   WITHHELD
     ALL                     FROM ALL
NOMINEES                     NOMINEES

[ ]  ______________________________________
     For all nominees except as noted above

                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                        Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        PLEASE RETURN THIS PROXY PROMPTLY.